UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

DESTINY MEDIA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28259	84-1516745
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

428 – 1575 West Georgia
 Vancouver, British Columbia, Canada V6G 2V3
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 609-7736

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Destiny Media Technologies Inc. (the "Company") held its Annual General Meeting (the "Meeting") of stockholders of the Company (the "Stockholders") on February 27, 2026. At the Meeting, the Stockholders voted on the following two proposals and cast their votes as described below.

Proposal One

The individuals listed below were elected as members of the Board of Directors, each to hold office until the next Annual General Meeting of stockholders or until their respective successors have been elected or qualified.

Nominee	For	Withheld
Frederick Vandenberg	3,105,070	616,485
Hyonmyong Cho	3,304,968	416,587
S. Jay Graber	3,328,348	393,207
David Summers	3,328,348	393,207
David Mossberg	3,304,968	416,587

Proposal Two

Proposal two was a management proposal to ratify the appointment of Davidson and Company LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2026.  This proposal was approved.

	For	Against	Abstained
Ratification of Davidson and Company LLP as the Company's Independent Registered Public Accounting Firm	5,424,089	18,204	8,200

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: March 3, 2026
	By:	/s/ HYONMYONG CHO

HYONMYONG CHO
Chairman, Interim Chief Executive Officer